Exhibit 99.1

SouthState Corporation to Announce Quarterly Earnings Results on Thursday, July 27, 2023	For Immediate Release
Media Contact
Jackie Smith, 803.231.3486

WINTER HAVEN, FL – June 29, 2023 – SouthState Corporation (NASDAQ: SSB) (“SouthState”) announced today that it will release second quarter 2023 earnings results on Thursday, July 27, 2023, after the market closes. Upon release, investors may access a copy of SouthState’s earnings results at the Company’s website at www.SouthStateBank.com under Investor Relations, News, News & Market Data section.

SouthState will host a conference call on July 28, 2023 at 9:00 a.m. (ET) to discuss its second quarter 2023 results. Investors may call in (toll free) by dialing (888) 350-3899 within the US and (646) 960-0343 for all other locations (host: Will Matthews, CFO). The conference ID number is 4200408. The numbers for international participants are listed at https://events.q4irportal.com/custom/access/2324/. Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/122409893. Access detail will be provided via email upon completion of registration.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at SouthState’s website at ww.SouthStateBank.com. An audio replay of the live webcast is expected to be available by the evening of July 28, 2023 through the Investor Relations section of www.SouthStateBank.com.